Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

TriLinc Global Impact Fund, LLC

Manhattan Beach, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-217075) of TriLinc Global Impact Fund, LLC of our report dated March 30, 2022 relating to the consolidated financial statements and the consolidated schedule of investments, which appears in this Form 10-K.

/s/ BDO USA, P.C.

Los Angeles, California

September 29, 2023